FOURTH AMENDMENT TO
EXPENSE LIMITATION AGREEMENT

ABSOLUTE SHARES TRUST

This Amendment is made and entered into effective as of November 3, 2016, by and between the funds listed on Schedule A (each, a “Fund” and, collectively, the “Funds”), each a series of shares of Absolute Shares Trust, a Delaware statutory trust (the “Trust”) and WBI Investments, Inc., a New Jersey corporation (the “Sub-Advisor”).

WHEREAS, the Trust and the Sub-Advisor entered into that certain Expense Limitation Agreement dated as of August 4, 2014 (the “Expense Limitation Agreement”);

WHEREAS, the Trust and the Sub-Advisor desire to amend Schedule A to add the WBI Power™ Factor High Yield Dividend ETF fund.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the receipt and sufficiency of what is hereby acknowledged, the parties hereto agree the Schedule A to the Expense Limitation Agreement be, and it hereby is, amended and replaced with Schedule A hereto.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers thereunto fully authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

ABSOLUTE SHRES TRUST,
ON BEHALF OF THE FUNDS

/s/ Don Schreiber, Jr.
________________________________
By: Don Schreiber, Jr.
Title: President

WBI INVESTMENTS, INC.

/s/ Matthew Schreiber
_______________________________
By: Matthew Schreiber
Title: President

SCHEDULE A

Fund and Operating Expense Limits

Amended as of November 3, 2016

Fund	Operating Expense Limit	Limit Expiration
WBI Tactical SMG Shares	1.25%	October 31, 2017
WBI Tactical SMV Shares	1.25%	October 31, 2017
WBI Tactical SMY Shares	1.25%	October 31, 2017
WBI Tactical SMS Shares	1.25%	October 31, 2017
WBI Tactical LCG Shares	1.25%	October 31, 2017
WBI Tactical LCV Shares	1.25%	October 31, 2017
WBI Tactical LCY Shares	1.25%	October 31, 2017
WBI Tactical LCS Shares	1.25%	October 31, 2017
WBI Tactical Income Shares	1.25%	October 31, 2017
WBI Tactical High Income Shares	1.25%	October 31, 2017
WBI Tactical Rotation Shares	1.25%	October 31, 2017
WBI Power Factor™ High Yield Dividend ETF	.70%	November 30, 2017